PRESS RELEASE

Clorox to Update Investment Community on Centennial Strategy to Drive Long-Term Growth and Provides Initial Expectations for Beyond Fiscal Year 2013

OAKLAND, Calif., May 25, 2012 – The Clorox Company (NYSE: CLX) today provided an overview of a presentation that company leaders will make on its Centennial Strategy during a meeting with the investment community in New York on May 31. The strategic growth plan runs through fiscal year 2013, the company’s 100-year anniversary.

“I’m very pleased with our progress to date on our Centennial Strategy,” says Chairman and Chief Executive Officer Don Knauss. “Since rolling out the strategy in fiscal year 2008, we’ve delivered consistent and strong market share performance despite the recession, outperforming private label and all of our branded competitors. This is a testament to the health of our brands. Importantly, we’ve also delivered shareholder return ahead of our 17-company peer group benchmark and the S&P 500.”

Clorox to Report Progress in Key Strategic Focus Areas

The Centennial Strategy is focused on strategic choices in four key areas: goals & aspirations, where to compete, how to win and how to configure. Knauss and other company leaders will highlight progress to date in each area:

Goals & Aspirations

The Centennial Strategy aims for annual organic sales growth in the range of 3-5 percent, growth in market share, economic profit growth ahead of sales growth (economic profit is defined as the profit a company generates above the cost of paying for assets to run the business), and total shareholder return in the top third of the company’s 17-company financial peer group.

From fiscal years 2008 through 2011, during the recession, sales grew on average 2 percent per fiscal year, exceeding category growth. The company’s outlook is for sales growth of 4 percent for fiscal year 2012 and in the range of 2-4 percent for fiscal year 2013. On an all-retail-outlet basis from the beginning of the strategy period through April 2012, Clorox grew U.S. market share +2.0 share points in its categories, versus +1.2 points of growth for store brands and a -3.2 point decrease for the company’s branded competitors.

Clorox grew economic profit 7 percent on a compound annual growth rate over the strategy period, from fiscal year 2008 through 2011. For the four-year period through March 2012, Clorox delivered a 39 percent increase in total shareholder return, versus 36 percent growth for the company’s peer group benchmark and 16 percent growth for the S&P 500.

Where to Compete

Clorox continues to reshape its portfolio toward more strategic businesses aligned with the four consumer “megatrends” of health & wellness, sustainability, the multicultural marketplace and affordability/value.

During the Centennial Strategy period, the company acquired Burt’s Bees® natural personal care products, a business focused on both health & wellness and sustainable practices. Clorox also divested its auto-care business, given the lack of strategic fit with the four megatrends.

Clorox also acquired Caltech Industries, Aplicare, Inc. and HealthLink, leading providers of infection control products for the healthcare industry. These acquisitions complement and expand the breadth and depth of the healthcare portfolio of the company’s Professional Products business, formerly referred to as Away From Home.

“The goal of the Clorox healthcare portfolio is to drive profitable double-digit sales growth for the company,” says Craig Stevenson, Vice President – Clorox Professional Products Company. “Institutional healthcare settings are an attractive and strategic space where Clorox has a differentiated right to win.”

In December 2011, the company acquired Soy Vay Enterprises, Inc., a small California company that markets a line of Asian marinades, sauces and dressings.

Clorox also continues to invest in international markets. “International has been a strong contributor to the company’s sales growth, a trend we expect to continue,” says Michael Costello, Vice President – International. “Importantly, we’ll focus on current geographies and categories where we have scale and leading market shares. We expect recent profit decreases to reverse after fiscal year 2013, when we complete our investment in enhancing our Latin America information technology systems.”

Clorox is also focused on driving growth in its core U.S. retail businesses. During the analyst meeting, Benno Dorer, Senior Vice President – Cleaning Division, will review a plan to drive profitable growth on its bleach-based businesses by attracting a new generation of users to its Clorox® liquid bleach products, continuing to expand bleach-based forms in Home Care and targeting Hispanic consumers, one of the most rapidly growing segments of the U.S. population.

Dorer will discuss plans to launch new concentrated formulas of Clorox® liquid bleach products beginning in August 2012. “The concentrated formula will reduce the current 96-ounce bottle by 33 percent to 64 ounces, making it more convenient to handle while maintaining the same number of uses,” Dorer says. “Compared with the current formulation, the new formula will provide improved whitening on clothes and kill more germs on hard surfaces. Because the bottle is smaller, we’ll reduce our costs and environmental footprint by using less water in manufacturing, as well as less packaging material and fuel in transporting finished product.”

The company is also building its Hidden Valley® dressings and sauces business through a three-pronged growth plan, which will be presented by George Roeth, Senior Vice President – Specialty Division. “First, we are extending base brand usage by tapping into the insight that Hidden Valley® dressing makes salads and other vegetables taste better and encourages kids to eat healthier foods,” Roeth said. “Second, we continue to expand beyond the core ranch flavor to other salad dressing flavors, as well as expand to other usage areas such as Hidden Valley for Everything™, a versatile condiment hailed as ‘the new ketchup.’ Third, we’re increasing our focus on Hispanic consumers.”

The company has repositioned the Brita® brand to better align with the trends toward health and sustainability through reducing bottled water waste. The brand is building on the recent success of the Brita Bottle® with a new version for kids’ lunchboxes, which is scheduled to launch early in fiscal year 2013.

The company has also repositioned its Glad® brand to better align with the sustainability trend through using less resin in its trash bags.

How to Win

“Key to our success is a relentless focus on superior capabilities in the ‘3Ds’ of DESIRE, DECIDE and DELIGHT,” says Executive Vice President and Chief Operating Officer Larry Peiros. “It’s all about integrating creative ideas across the process of building DESIRE with advertising and other forms of communications, the point of DECIDE when a product is purchased, and the ability of the product to DELIGHT consumers when they use it.”

Clorox has increased the portion of its sales from products with 60/40 consumer preferences on internal benchmarks from 7 percent in fiscal year 2004 to 48 percent in fiscal year 2011, and has already nearly achieved its goal of 50 percent by fiscal year 2013.

For fiscal year 2012, Clorox anticipates delivering more than 3 percentage points of incremental sales growth from innovation. This achievement would mark the 10th consecutive year the company has met or exceeded its annual innovation target of 2 percentage points of incremental sales growth from new products. To accelerate growth, the company recently raised this target to 3 percent, driven by a robust innovation pipeline across its portfolio.

Clorox has delivered $100 million on average in cost savings every fiscal year since 2003. The company continues to build on its well-established cost-saving program and anticipates fiscal year 2012 cost savings around the high end of the range of $90 million to $100 million.

How to Configure

Clorox has updated its operating model to give strategic business units more ownership for strategic direction and income statement management. The company is also globalizing its functions and investing in enhancements to research and development facilities and Latin America information technology systems to increase productivity and provide platforms for growth, increased innovation and future cost savings. These investments are expected to be completed in fiscal year 2013, with benefits expected to follow beginning in fiscal year 2014.

Clorox Confirms Outlook for Fiscal 2012

*	Sales growth of about 4 percent

*	Gross margin decrease of 125 bps – 150 bps

*	Diluted EPS in the range of $4.00-$4.10

Clorox continues to anticipate that sales growth in the fourth quarter will be solidly positive but not as strong as the 7 percent growth in the third quarter, due to a comparison against the company’s highest sales quarter of last fiscal year, when sales grew 4 percent.

The company continues to anticipate a full-year gross margin decrease in the range of 125 basis points to 150 basis points versus the prior fiscal year.

The company’s fiscal year 2012 outlook continues to include $50 million to $55 million in combined infrastructure and restructuring-related expenses, including the systems and facilities enhancements.

Clorox Confirms Financial Outlook for Fiscal Year 2013

*	2-4 percent sales growth

*	Gross margin up modestly

*	EBIT margin about flat

*	Diluted EPS in the range of $4.20-$4.35

Clorox continues to anticipate sales growth for fiscal year 2013 in the range of 2 percent to 4 percent. This reflects continued category and market share momentum supported by about 3 percentage points of incremental sales from innovation across the company’s brands, and modest benefit from price increases. These factors are expected to be moderated by uncertainty in some international markets and a more challenging comparison to strong fiscal year 2012 sales growth.

Clorox continues to anticipate earnings before interest and taxes (EBIT) margin to be about flat. This outlook reflects modest gross margin improvement, offset by somewhat higher administrative expense, which is expected to be about 15 percent of sales. Within gross margin, cost savings are expected to add about 150 basis points of benefit. Commodity cost increases are anticipated to negatively impact margins by more than 1 percentage point, with a similar amount impacting manufacturing and logistics costs. In response, the company plans modest price increases, although the final amount will depend on the extent of the inflationary pressures.

The company’s fiscal year 2013 outlook continues to include $50 million to $55 million in combined infrastructure and restructuring-related expenses, including the systems and facilities enhancements. These investments also enable an expected one-time gain of 5 cents to 7 cents diluted EPS related to global real estate optimization initiatives, including the planned sale of the company’s former R&D facility in Pleasanton, Calif. Clorox anticipates this one-time gain will be more than offset by the impact of a higher effective tax rate of about 34 percent for the fiscal year.

The company’s outlook includes a negative impact of approximately 5 cents diluted EPS related to continuing economic uncertainty in Venezuela.

Clorox continues to anticipate returning excess cash to stockholders through periodic repurchases of shares of its common stock.

Net of all these factors, Clorox anticipates fiscal year 2013 diluted EPS from continuing operations in the range of $4.20 to $4.35.

Clorox Discusses Expectations Beyond Fiscal Year 2013

Next year, Clorox will refresh its strategy, extending the horizon to 2020. Looking at the next few years beyond fiscal year 2013, Clorox’s preliminary expectations are for annual sales growth in the range of 3-5 percent, reflecting anticipated modest category growth and continued strong innovation. For the next few years, the core U.S. retail business, about 75 percent of current company sales, is expected to grow in the range of 2-3 percent, generating 1.5-2.5 percentage points of growth for the entire company. The Professional Products business, about 5 percent of total company sales, is anticipated to grow at a faster 10-15 percent annual sales rate, which will contribute at least a 0.5 percentage point of growth for the company. The International business, about 20 percent of company sales, is expected to outpace the domestic business with an annual growth rate of 5-7 percent, which will contribute 1-1.5 percentage points of growth for the company.

The company anticipates earnings before interest and taxes (EBIT) margin to increase in the range of 25-50 basis points annually, driven by gross margin recovery and lower selling and administrative expense goals.

Clorox anticipates strong free cash flow to continue supporting shareholder returns. By fiscal year 2014, capital expenditures are expected to return to historical levels, equal to or less than depreciation and amortization.

“We remain committed to long-term shareholder value creation through investments in growth, continued support of our dividend, share buybacks and returning excess cash to share owners,” Chairman & CEO Knauss says.

Presentation Webcast

The May 31 presentation is scheduled to begin at approximately 8:30 a.m. Eastern time (5:30 a.m. Pacific time). A live webcast will be accessible in the Investors section of the company’s website at http://investors.thecloroxcompany.com/events.cfm and will be archived there afterward.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,100 employees and fiscal year 2011 revenues of $5.2 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags, wraps and containers, and Burt’s Bees® and gud™ natural personal care products. Nearly 90 percent of the company’s brands hold the No. 1 or No. 2 market share positions in their categories. The company’s products are manufactured in more than two dozen countries and marketed in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $84 million to nonprofit organizations, schools and colleges. In fiscal year 2011 alone, the foundation awarded $4 million in cash grants, and Clorox made product donations valued at $13 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “aims” and variations on such words, and similar expressions, are intended to identify such forward-looking statements.

These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, high-strength bleach, agricultural commodities and other raw materials; increases in energy costs; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its supply chain restructuring and other restructuring plans; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in relationships with suppliers, including sole-source or single-source suppliers; risks related to the handling and/or transportation of hazardous substances, including, but not limited to, chlorine; the success of the company’s strategies; the ability to manage and realize the benefits of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreements relating to the provision of information technology, procure to pay and other key services by third parties; risks relating to acquisitions, mergers and divestitures, and the costs associated therewith; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers, and the need to refine controls to adjust for accounting, financial reporting and other organizational changes or business conditions; the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies and risks inherent in litigation, including class action litigation; risks related to maintaining and updating the company’s information systems, including potential disruptions, costs and the ability of the company to implement adequate information systems in order to support the current business and to support the company’s potential growth; the ability of the company to develop commercially successful products that delight the consumer; consumer and customer reaction to price changes; actions by competitors; risks related to customer concentration; customer-specific ordering patterns and trends; risks arising out of natural disasters; the impact of disease outbreaks, epidemics or pandemics on the company’s, suppliers’ or customers’ operations; changes in the company’s tax rate; unfavorable worldwide, regional or local general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation or deflation, and the financial condition of the company’s customers, suppliers and service providers; foreign currency exchange rate fluctuations and other risks of international operations, including government-imposed price controls; unfavorable political conditions in the countries where the company does business and other operational risks in such countries; the impact of the volatility of the debt and equity markets on the company’s cost of borrowing, cost of capital and access to funds, including commercial paper and its credit facility; risks relating to changes in the company’s capital structure, including risks related to the company’s ability to implement share repurchase plans and the impact thereof on the company’s capital structure and earnings per share; the impact of any unanticipated restructuring or asset-impairment charges and the ability of the company to successfully implement restructuring plans; risks arising from declines in cash flow, whether resulting from declining sales, higher cost levels, tax payments, debt payments, share repurchases, higher capital spending, interest cost increases greater than management’s expectations, interest rate fluctuations, increases in debt or changes in credit ratings, or otherwise; the costs and availability of shipping and transport services; potential costs in the event of stockholder activism; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media Relations
Dan Staublin 510-271-1622, dan.staublin@clorox.com
Tim McGarry 323-229-6387, timothy.mcgarry@clorox.com

Investor Relations
Lisah Burhan (510) 271-3269, lisah.burhan@clorox.com
Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com

For recent management presentations and other investor materials, visit http://investors.thecloroxcompany.com/events.cfm.